UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023 vascular biogenics ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaSatat St.
Modi’in, Israel	7178106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-8-9935000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 each	VBLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 9, 2023, Vascular Biogenics Ltd. (“VBL”) completed the previously announced sale of its manufacturing facility in Modi’in, Israel, and certain related assets, for $7.1 million in cash (the “Asset Sale”), pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”) entered into with Aleph Farms, an Israel-based food technology company. VBL intends to include the proceeds as part of the $15.0 million minimum net cash closing condition provided in the Agreement and Plan of Merger entered into with Notable Labs Inc. (“Notable”), announced on February 23, 2023.

VBL intends to file a copy of the Purchase Agreement as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

Additional Information About the Proposed Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving VBL and Notable. In connection with the proposed merger transaction, VBL will file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that VBL may file with the SEC and or send to VBL’s shareholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF VBL ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VBL, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by VBL with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by VBL with the SEC will also be available free of charge on VBL’s website at www.vblrx.com, or by contacting VBL’s Investor Relations at www.ir.vblrx.com. VBL, Notable and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from VBL’s shareholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of VBL is set forth in its Annual Report on Form 20-F for the year ended December 31, 2021, which was filed with the SEC on March 23, 2022, and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding expectations for the use of the net cash proceeds from the Asset Sale; and other statements that are not historical fact. All statements other than statements of historical fact contained in this Current Report on Form 8-K and any exhibits are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond VBL’s control. VBL’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks related to the closing of the proposed merger, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in VBL’s Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC, and in other filings that VBL makes and will make with the SEC You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. VBL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR BIOGENICS LTD.

Date:	March 9, 2023	By:	/s/ Dror Harats
		Name:	Dror Harats
		Title:	Chief Executive Officer